Exhibit 10.14

This document was prepared by

and after recording should be

returned to:

Jack Edelbrock

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

AMENDMENT TO DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

This Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing Statement (this “Amendment”) is entered into as of June     , 2015 by and between GREEN PLAINS ORD LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Grantor”) having an address of 450 Regency Parkway, Suite 400, Omaha, NE 68114, and BNP PARIBAS (“BNPP”), as administrative agent and as collateral agent (the “Agent”), having an address of 787 Seventh Avenue, New York, NY 10019 (together with its successors and assigns, the “BNPP”).

RECITALS

A. GREEN PLAINS PROCESSING LLC (the “Borrower”), various financial institutions, BNPP and BMO Capital Markets and BNP Paribas Securities Corp., as joint lead arrangers and joint book runners (the “Arrangers”), are parties to a Term Loan Agreement dated as of June 10, 2014 (the “Original Loan Agreement”). Any capitalized term used in this Amendment that is not otherwise defined herein, either directly or by reference to another document, shall have the meaning for purposes of this Amendment as it is given in the Original Loan Agreement.

B. Contemporaneously herewith, the Original Loan Agreement is being amended by (i) a certain Consent and First Amendment to Term Loan Agreement (the “First Loan Agreement Amendment”) and (ii) Second Amendment to Term Loan Agreement (the “Second Loan Agreement Amendment”; as so amended by the First Loan Agreement Amendment and the Second Loan Agreement Amendment, and as it may from time to time be further amended, restated or otherwise modified, the “Loan Agreement”).

C. Grantor is a Subsidiary of the Borrower and as such has received substantial direct and indirect benefit from the extension of credit and other financial accommodations made to the Borrower and the Subsidiaries evidenced by the Original Loan Agreement, and Grantor will continue to do so from the extension of credit and other financial accommodations to be made pursuant to the Loan Agreement.

D. The Grantor executed and delivered to the Agent a Guaranty of even date with the Original Loan Agreement, and contemporaneously herewith is reaffirming such Guaranty (as originally executed, as so reaffirmed and as it may from time to time be amended, restated or otherwise modified, the “Guaranty”), pursuant to which the Grantor has guarantied the obligations of the Borrower with respect to the loans made under the Loan Agreement (the “Loans”) and the other extensions of credit and financial accommodations made under each of the other Loan Documents, (together with the Loans, collectively, the “Guarantied Obligations”).

E. To secure the Guarantied Obligations, the Grantor executed and delivered a Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing Statement dated June 6, 2014 (the “Original Deed of Trust”) to Fidelity National Title Insurance Company (“Trustee”), having an address at 2111 S 67th St., Omaha, NE 68106 for the use and benefit of BNPP. The Original Deed of Trust was recorded in the real property records of Valley County, Nebraska at Book 143 of Mortgages at Page 1 on June 11, 2014. The Original Deed of Trust encumbers certain real property situated in such County and State and is legally described in Exhibit A hereto (the “Original Secured Property”).

F. It is a condition to the effectiveness of the First Loan Agreement Amendment that the Grantor execute and deliver this Amendment to confirm that the Original Deed of Trust, as amended hereby and as it may from time to time be further amended, restated or otherwise modified continues to secure the Guarantied Obligations and all direct obligations of the Grantor with respect to the Loans (collectively, the “Obligations Secured”).

AGREEMENT

NOW, THEREFORE, the Grantor and the Mortgagee agree as follows

1. Incorporation of Recitals. The foregoing Recitals are true and accurate.

2. Amendment of Original Deed of Trust Provisions.

(a) Obligations Secured. All references in the Original Deed of Trust to the Obligations Secured that are defined by reference to the Original Loan Agreement shall be defined by and deemed to refer to the Loan Agreement.

(b) Guaranty. The term “Guaranty” as used in the Deed of Trust shall mean such obligation as expressed in the Loan Agreement.

(c) Maximum Amount Secured. All references in the Original Deed of Trust to the maximum amount of the Obligations Secured shall mean Three Hundred Forty Five Million AND NO/ 100 DOLLARS ($345,000,000.00). All references in the Original Deed of Trust to the amount $225,000,000.00 shall refer to the amount $345,000,000.00.

(d) Latest Maturity Date. All references in the Original Deed of Trust to the latest date on which Obligations Secured, including all sums required to be paid by the Grantor under and with respect to the Deed of Trust or any other Loan Document shall be to the date that is twenty (20) years from the date hereof.

3. The Amended Loan Documents.

(a)	The term “Deed of Trust” as used in this Amendment shall mean the Original Deed of Trust, as amended hereby and as it may from time to time be further amended, restated, supplemented, replaced or otherwise modified.

(b)	All references in the Deed of Trust to the Original Loan Agreement or any predecessor thereof shall be deemed references to the Loan Agreement.

(c)	All references in the Deed of Trust to any instrument as evidence of the Obligations Secured shall be deemed references to the Loan Agreement and any other instrument(s) issued to additionally evidence any portion of the Obligations Secured under the Guaranty as expressed in the Loan Agreement.

(d)	The term “Loan Documents”, as used in the Deed of Trust, shall mean, in addition to those documents included within such term by the Original Loan Agreement, all such documents as specified by reference to the Loan Agreement, as all such documents may from time to time be amended, restated, supplemented or modified.

(e)	This Amendment and the Deed of Trust shall each be considered a “Loan Document” under and as defined in the Loan Agreement.

4. Priority. Nothing contained herein shall in any manner affect or impair the priority of the lien of the Original Deed of Trust as to the indebtedness secured thereby prior to giving effect to this Amendment, nor affect any other security held by the Trustee to secure repayment or performance of the obligations referred to therein. The Grantor confirms that the Deed of Trust secures the timely payment and the timely performance of all Obligations Secured (as references to that term are modified in Sections 2 and 3 above), as and when required.

5. Reaffirmation. The Grantor hereby repeats, reaffirms and remakes all representations, warranties, covenants and agreements contained in the Original Mortgage as of the date of this Amendment.

6. Representations. The Grantor represents and warrants that (i) no default or event of default currently exists under the Original Deed of Trust and (ii) no condition exists which with the giving of notice or the passage of time, or both, would result in such a default or event of default.

7. Full Force and Effect. All of the provisions, rights, powers and remedies contained in the Original Deed of Trust shall stand and remain unchanged and in full force and effect, except to the extent specifically amended hereby.

8. References. No reference to this Amendment need be made in any instrument or document at any time referring to the Original Deed of Trust, and any reference in any such instrument or document to the Original Deed of Trust shall be deemed to be a reference to the Deed of Trust.

9. Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the state where the Land is located.

10. Time of the Essence. Time is of the essence with respect to the payment and performance of all obligations to be performed under the Deed of Trust.

11. Successors and Assigns. The Deed of Trust binds the Grantor and its successors, assigns, heirs, administrators, executors, agents and representatives and inures to the benefit of BNPP and its respective successors, assigns, heirs, administrators, executors, agents and representatives.

12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

13. Amendments. No provision of this Amendment may be modified, amended or waived except by a writing executed by the party sought to be bound thereby. No consent or approval of the Trustee or BNPP shall be given or deemed to have been given except to the extent expressly set out in a writing executed and delivered by the Trustee and BNPP to the Grantor.

14. WAIVERS. THE GRANTOR HEREBY REPEATS, REAFFIRMS AND REMAKES ALL WAIVERS CONTAINED IN THE DEED OF TRUST AS OF THE DATE OF THIS AMENDMENT, INCLUDING (WITHOUT LIMITATION) THE WAIVER OF JURY TRIAL CONTAINED IN THE ORIGINAL DEED OF TRUST.

IN WITNESS WHEREOF, this Amendment has been duly executed effective as of the date first written above.

MORTGAGOR

GREEN PLAINS ORD LLC, a Delaware limited liability company

By:	/s/ Michelle Mapes
Name:	Michelle Mapes
Its:	EVP-General Counsel & Corporate Secretary

STATE OF NEBRASKA	)
) SS.
COUNTY OF DOUGLAS	)

On this 10th day of June, 2015 before me appeared Michelle Mapes to me personally known, who, being by me duly sworn, did say that she/he is the Authorized Signatory of GREEN PLAINS ORD LLC, a Delaware limited liability company, and that said instrument was signed on behalf of such company, pursuant to due authority, properly exercised, and s/he acknowledged such instrument to be the free act and deed of such company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ ANGELA Y. MADATHIL
Notary Public

My term expires:	1/5/2016

[signatures continued]

BNPP

BNP PARIBAS, as Administrative Agent and as Collateral Agent

By:	/s/ William B. Murray
Name:	William B. Murray
Its:	Managing Director

By:	/s/ Karlien Zumpolle
Name:	Karlien Zumpolle
Its:	Director

STATE OF New York	)
) SS.
COUNTY OF Richmond	)

On this 10th day of June, 2015 before me appeared Billy Murray and Karlien Zumpolle to me personally known, who, being by me duly sworn, did say that they are an Managing Director and Director of BNP PARIBAS, a Bank, and that said instrument was signed on behalf of such company, pursuant to due authority, properly exercised, and s/he acknowledged such instrument to be the free act and deed of such company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year above written.

/s/ Ingrid J. Loria

Printed Name:	Ingrid J. Loria

Notary Public

My term expires:	11/10/2018